Exhibit 10.1

AMENDMENT TO PLACEMENT AGENCY AGREEMENT

This Amendment (this “Amendment”) to the Placement Agency Agreement (as defined below) is made and entered into as of November 9, 2017 by and between Precipio, Inc., a Delaware corporation (the “Company”), and Aegis Capital Corp., as lead placement agent (the “Placement Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Placement Agency Agreement.

RECITALS

WHEREAS, the Company and the Placement Agent entered into that certain Placement Agency Agreement dated November 2, 2017 (the “Placement Agency Agreement”);

WHEREAS, pursuant to Section 13(a) of the Placement Agency Agreement, any term of the Placement Agency Agreement may be amended with the written consent of the Company and the Placement Agent;

WHEREAS, the Company and the Placement Agent desire to amend the Placement Agency Agreement as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Placement Agent, intending to be legally bound, hereby consent to the amendment of the Placement Agency Agreement and agree as follows:

1.	Amendment to the Placement Agency Agreement.

a.	Section 4(k) of the Placement Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Approval by Shareholders. The Company agrees to file a proxy statement under Section 14a of the Exchange Act or information statement pursuant to Section 14c of the Exchange Act with the Securities and Exchange Commission and obtain approval of the Offering from the Company’s shareholders, including, without limitation, the terms of the Series C Preferred Stock and the Warrants and the issuances of shares in excess of the maximum number of shares issuable under the rules or regulations of the Nasdaq Capital Market (“Shareholder Approval”). The Company will be subject to the Equity Sale Restriction (as hereafter defined), until Shareholder Approval is obtained.”

b.	Section 5(h) of the Placement Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Subsequent Equity Sales. From the date hereof until the later of (i) 90 days after the Closing Date, or (ii) the date on which Shareholder Approval has been obtained, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents other than Exempt Issuances (as defined in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock) without written approval from the Placement Agent (the “Equity Sale Restriction”). Notwithstanding the foregoing, at such time as each holder of Series C Preferred Stock owns less than 20% of the number of shares of Series C Preferred Stock and less than 20% of the Warrants (based on number of shares underlying the Warrants) originally purchased in this Offering, the Company may issue or may enter into an agreement to issue or announce the issuance or proposed issuance of shares of Common Stock or Common Stock Equivalents which do not constitute a Dilutive Issuance (as defined in the Warrants).”

2.	Miscellaneous.

a. To the extent that this Amendment would permit such actions if taken after the date hereof, all actions taken by the Company and the Placement Agent prior to the execution of this Amendment with respect to the Placement Agency Agreement are hereby authorized, approved and ratified.

b. Except as effected by this Amendment, the terms and provisions of the Placement Agency Agreement shall remain unchanged and in full force and effect.

c. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

d. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

e. The titles and subtitles used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.

f. The Placement Agency Agreement, as modified by this Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Placement Agency Agreement as of the date first written above.

COMPANY:

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name: Ilan Danieli
Title: Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this Amendment to Placement Agency Agreement as of the date first written above.

AEGIS CAPITAL CORP.

By:	/s/ David Bocchi
Name: David Bocchi
Title: Head of Investment Banking